LightPath Technologies, Inc 10-Q

Exhibit 10.2

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement is entered into as of November 5, 2014 (the “Amendment”), by and between AVIDBANK CORPORATE FINANCE, a division of AVIDBANK (“Bank”), and LIGHTPATH TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 30, 2013 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of September 2, 2014 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                   Borrower acknowledges that there are existing and uncured Events of Default arising from Borrower’s failure to comply with Section 6.9 of the Agreement for the period ended September 30, 2014 (the “Covenant Defaults”). Subject to the conditions contained herein and performance by Borrower of all of the terms of the Agreement after the date hereof, Bank waives the Covenant Defaults. Bank does not waive Borrower’s obligations under such sections after the date hereof, and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.

2.                   Borrower acknowledges and agrees that the Lockbox Services Agreement by and between Bank and Borrower dated as of August 6, 2013 and previously delivered to Bank (the “Lockbox Agreement”) is hereby in full force and effect as of the date hereof, and Section 12 of the Lockbox Agreement is deleted in its entirety and of no further force or effect.

3.                   In addition to the foregoing, Section 2.3(d) of the Agreement is amended and restated in its entirety to read as follows:

(d) Lockbox. Borrower shall cause all account debtors to wire any amounts owing to Borrower to such account (the “Bancontrol Account”) as Bank shall specify, and to mail all payments made by check to a post office box under Bank’s control. All invoices shall specify such post office box as the payment address. Bank shall have sole authority to collect such payments and deposit them to the Bancontrol Account. If Borrower receives any amount despite such instructions, Borrower shall immediately deliver such payment to Bank in the form received, except for an endorsement to the order of Bank and, pending such delivery, shall hold such payment in trust for Bank. Two Business Days after clearance of any checks, Bank, may, in its sole discretion, credit any amounts paid into the Bancontrol Account first against any amounts outstanding under the Revolving Line, and then, any remaining balance of such amount shall be credited to Borrower’s operating account maintained at Bank. Bank may, at its option, conduct a credit check of the Account Debtor for each Eligible Account requested by Borrower for inclusion in the Borrowing Base. Bank may also verify directly with the respective account debtors the validity, amount and other matters relating to the Eligible Accounts, and notify any account debtor of Bank’s security interest in the Borrower’s Accounts.

4.                   Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5.                   Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default (other than the Covenant Defaults) has occurred and is continuing.

6.                   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrower shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

7.                   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by Borrower;

(b)	payment of a waiver fee of $1,500;

(c)	payment of all Bank Expenses incurred through the date of this Amendment; and

(d)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ J. James Gaynor

Title:	Chief Executive Officer

AVIDBANK

By:	/s/ Jon Krogstad

Title:	Senior Vice President